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                                                                    Exhibit 23.2


We consent to the reference to Cooley Godward LLP under the captions "Certain Federal Income Tax Consequences" and "Legal Opinions" in the Registration Statement on Form S-4 filed by Pharmacopeia, Inc. in March 1998 (the "Registration Statement") and the Joint Proxy Statement/Prospectus included in the Registration Statement.


Cooley Godward LLP



By: /s/ Webb B. Morrow
   ----------------------------
     Webb B. Morrow



Dated: March 6, 1998